Exhibit 99.1

PDS Biotech Provides Business Update and Reports First Quarter 2022 Financial Results
Company to host conference call and webcast today, May 11, 2022, at 8:00 AM EDT

FLORHAM PARK, N.J., May 11, 2022 -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of molecularly targeted cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technologies, will discuss its financial results for the quarter ended March 31, 2022, and provide a business update on its conference call today.

“2022 is shaping up to be an incredibly productive year for PDS Biotech,” commented Dr. Frank Bedu-Addo, President and Chief Executive Officer of the Company. “As we continue to make significant clinical progress on our lead oncology candidate, PDS0101, we’re looking ahead to presentations of preliminary data from our two most advanced Phase 2 clinical trials at this year’s ASCO meeting in early June. We believe ASCO’s selection of the preliminary data from both trials for presentation at the June meeting is a testament to the quality of work being done by our team and our partners, as well as the potential demonstrated by PDS0101 in treating advanced HPV-associated cancers.  We look forward to sharing these efficacy and safety data in the near term. In addition, we continue to leverage our proprietary platforms to advance our pre-clinical pipeline into clinical studies, focused on a variety of cancer targets and infectious diseases. Lastly, due to our partnering model and our financial discipline, we finished the quarter with a strong cash balance which we project to fund our current operations into 2024.”

Recent Business Highlights:
•	Announced two abstracts accepted for poster presentation during the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting taking place June 3-7 in Chicago:
•
The poster presentation of Abstract # 6041 will summarize updates to the preliminary efficacy and safety data from the PDS-sponsored VERSATILE-002 Phase 2 clinical trial, which is evaluating PDS0101 in combination with Merck’s anti-PD-1 therapy KEYTRUDA® (pembrolizumab) for the treatment of recurrent or metastatic HPV16-positive head and neck cancer.

•
The poster presentation of Abstract # 2518 will summarize updates from last year’s ASCO presentation to efficacy and survival data, as well as new findings from the ongoing National Cancer Institute (NCI)-led Triple Combination Phase 2 clinical trial. This trial is evaluating PDS0101 in combination with two investigational immune-modulating agents across the range of HPV16-positive advanced relapsed refractory cancers.

•
In April, received $1.2 million from the net sale of tax benefits to an unrelated, profitable New Jersey corporation pursuant to the Company’s participation in the New Jersey Technology Business Tax Certificate Transfer Net Operating Loss (NOL) program for State Fiscal Year 2021.

•	Announced that the NCI achieved the enrollment objective of 30 patients in the checkpoint inhibitor (CPI) refractory arm of the Triple Combination Phase 2 clinical trial for PDS0101.

First Quarter 2022 Financial Results
PDS Biotech reported a net loss of approximately $8.5 million, or $0.32 per basic share and diluted share, for the three months ended March 31, 2022 compared to a net loss of approximately $3.0 million, or $0.14 per basic share and diluted share, for the three months ended March 31, 2021.

Research and development (R&D) expenses increased  to approximately $5.2 million for the three months ended March 31, 2022 from approximately $1.4 million for the three months ended March 31, 2021. The increase of approximately $3.7 million in 2022 was primarily attributable to an increase of $1.8 million in manufacturing services and quality costs, $1.04 million in clinical study and regulatory costs, $0.8 million in personnel costs and $0.06 million in facilities.
General and administrative expenses increased to approximately $3.3 million for the three months ended March 31, 2022 from approximately $1.6 million for the three months ended March 31, 2021. The increase of approximately $1.7 million is primarily attributable to an increase of $1.0 million in personnel costs, $0.6 million in legal fees and $0.1 in marketing expenses.

Total operating expenses increased to approximately $8.5 million for the three months ended March 31, 2022 from approximately $3.0 million for the three months ended March 31, 2021 for the reasons described above.

PDS Biotech’s cash balance as of March 31, 2022 was approximately $58.9 million.

Conference Call and Webcast
The conference call is scheduled to begin at 8:00 AM EDT on Wednesday, May 11, 2022. Participants should dial 877-407-3088 (United States) or 201-389-0927 (International) and reference conference ID 13728184. To access the webcast, please use the following link PDS Biotech Earnings Webcast. The event will be archived in the investor relations section of PDS Biotech’s website for six months.

About PDS Biotechnology
PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of molecularly targeted cancer and infectious disease immunotherapies based on the Company’s proprietary Versamune® and Infectimune™ T-cell activating technology platforms. Our Versamune®-based products have demonstrated the potential to overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T-cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them. The Company’s pipeline products address various cancers including HPV16-associated cancers (anal, cervical, head and neck, penile, vaginal, vulvar) and breast, colon, lung, prostate and ovarian cancers.

Our Infectimune™ -based vaccines have demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T-cell responses including long-lasting memory T-cell responses. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™-based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™-based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

KEYTRUDA® is a registered trademark of Merck Sharp and Dohme Corp. a subsidiary of Meck & Co., Inc. Kenilworth, NJ USA.

Investor Contact:
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Comprehensive Loss
 (Unaudited)

	March 31, 2022	December 31, 2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$58,881,101	$65,242,622
Prepaid expenses and other	1,849,406	1,597,569
Total current assets	60,730,507	66,840,191

Property and equipment, net	-	86
Operating lease right-to-use asset	308,327	357,611

Total assets	$61,038,834	$67,197,888

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,745,709	$1,309,403
Accrued expenses	1,961,468	2,187,704
Operating lease obligation-short term	311,311	258,924
Total current liabilities	5,018,488	3,756,031

Noncurrent liability:
Operating lease obligation-long term	146,980	231,430
Total Liabilities:	$5,165,468	$3,987,461

STOCKHOLDERS' EQUITY
Common stock, $0.00033 par value, 75,000,000 shares authorized at March 31, 2022 and December 31, 2021, 28,450,894 shares and 28,448,612 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	9,388	9,387
Additional paid-in capital	125,041,062	123,904,602
Accumulated deficit	(69,177,084)	(60,703,562)
Total stockholders' equity	55,873,366	63,210,427

Total liabilities and stockholders' equity	$61,038,834	$67,197,888

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development expenses	$5,161,315	$1,413,057
General and administrative expenses	3,317,907	1,636,216

Total operating expenses	8,479,222	3,049,273

Loss from operations	(8,479,222)	(3,049,273)

Other income
Interest income	5,700	655

Net loss and comprehensive loss	$(8,473,522)	$(3,048,618)

Per share information:
Net loss per share, basic	$(0.32)	$(0.14)
Net loss per share, diluted	$(0.32)	$(0.14)

Weighted average common shares outstanding, basic	26,161,156	22,263,838
Weighted average common shares outstanding, diluted	26,161,156	22,263,838

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(8,473,522)	$(3,048,618)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,128,973	257,622
Stock-based 401K company common match	-	35,747
Depreciation expense	86	1,860
Operating lease expense	60,257	60,257
Changes in assets and liabilities:
Prepaid expenses and other assets	(251,837)	(721,849)
Accounts payable	1,436,306	(464,626)
Accrued expenses	(226,236)	119,473
Operating lease liabilities	(43,036)	(42,057)

Net cash used in operating activities	(6,369,009)	(3,802,191)

Cash flow from financing activities: Proceeds from exercise of stock options	7,488	-
Net cash provided by financing activities	7,488	-

Net decrease in cash and cash equivalents	(6,361,521)	(3,802,191)
Cash and cash equivalents at beginning of period	65,242,622	28,839,565

Cash and cash equivalents at end of period	$58,881,101	$25,037,374